                                            Exhibit 99.1
Ark Restaurants Announces Financial Results for the Third Quarter of 2024

CONTACT:
Anthony J. Sirica
(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York - August 12, 2024 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the third quarter ended June 29, 2024.

Financial Results
Total revenues for the 13 weeks ended June 29, 2024 were $50,396,000 versus $51,051,000 for the 13 weeks ended July 1, 2023 and total revenues for the 39 weeks ended June 29, 2024 were $140,139,000 versus $140,393,000 for the 39 weeks ended July 1, 2023. As required by our lease, Gallagher's Steakhouse at the New York-New York Hotel and Casino in Las Vegas, NV was substantially closed for renovation in the prior period from February 5, 2023 through April 27, 2023 (the "Closure Period"). Revenues for the comparable current period to the Closure Period were $3,056,000 as compared to $1,068,000 for the Closure Period, of which $918,000 as compared to $354,000 related to the 13-week periods ended June 29, 2024 and July 1, 2023, respectively.
Excluding Gallagher's Steakhouse, Company-wide same store sales decreased 2.3% for the 13 weeks ended June 29, 2024 as compared to the same period of the prior year.
The Company's EBITDA, as adjusted, for the 13 weeks ended June 29, 2024 was $3,375,000 versus $4,663,000 for the 13 weeks ended July 1, 2023, and excludes non-cash impairment charges in the aggregate amount of $2,500,000 (as explained below) and other items as set out in the table below. Net income attributable to Ark Restaurants Corp. for the 13 weeks ended June 29, 2024, which includes the impairment charges, was $640,000, or $0.18 per basic and diluted share, compared to net income of $3,195,000, or $0.89 and $0.88 per basic and diluted share, respectively, for the 13 weeks ended July 1, 2023. EBITDA is a Non-GAAP Financial Measure. Please see "Non-GAAP Financial Information" at the end of this news release.
The Company's EBITDA, as adjusted, for the 39 weeks ended June 29, 2024 was $5,625,000 versus $8,682,000 for the 39 weeks ended July 1, 2023, and excludes non-cash impairment charges in the aggregate amount of $2,500,000, gains on the forgiveness of Paycheck Protection Program Loans (the "PPP Loan Forgiveness") and adjusted for the other items as set out in the table below. Net income attributable to Ark Restaurants Corp. for the 39 weeks ended June 29, 2024, which includes the impairment charges and PPP Loan Forgiveness, was $561,000, or $0.16 and $0.15 per basic and diluted share, respectively, compared to net income of $4,436,000 (which includes PPP Loan Forgiveness) or $1.23 and $1.22 per basic and diluted share, respectively, for the 39 weeks ended July 1, 2023. EBITDA is a Non-GAAP Financial Measure. Please see "Non-GAAP Financial Information" at the end of this news release.
As of June 29, 2024, the Company had a cash balance of $11,467,000 and total outstanding debt of $5,738,000.

Other Matters
During the 13 weeks ended June 29, 2024, impairment indicators were identified at our Sequoia property located in Washington, D.C. due to lower-than-expected operating results. Accordingly, the Company tested the recoverability of Sequoia's right-of-use and long-lived assets and concluded they were not recoverable. Based on a discounted cash flow analysis, the Company recognized impairment charges of $1,561,000 and $939,000 related to Sequoia's right-of-use and long-lived assets, respectively. Given the inherent uncertainty in projecting results of restaurants, the Company will continue to monitor the recoverability of the remaining carrying value of the assets of Sequoia on an ongoing basis. If expected performance is not realized, further impairment charges may be recognized in future periods, and such charges could be material.

About Ark Restaurants Corp.
Ark Restaurants owns and operates 17 restaurants and bars, 16 fast food concepts and catering operations primarily in New York City, Florida, Washington, DC, Las Vegas, Nevada and the gulf coast of Alabama. Four restaurants are located in New York City, one is located in Washington, DC, five are located in Las Vegas, Nevada, one is located in Atlantic City, New Jersey, four are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant in the Tropicana Hotel and Casino. The Florida operations include the Rustic Inn in Dania Beach, Shuckers in Jensen Beach, JB’s on the Beach in Deerfield Beach, Blue Moon Fish Company in Lauderdale-by-the-Sea and the operation of four fast food facilities in Tampa and six fast food facilities in Hollywood, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores and one in Spanish Fort.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

Non-GAAP Financial Information
This news release includes non-generally accepted accounting principles ("GAAP") performance measures. Although Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is not a measure of performance or liquidity calculated in accordance with GAAP, the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP as it may not necessarily be comparable to similarly titled measure employed by other companies.

ARK RESTAURANTS CORP.
Consolidated Condensed Statements of Income
For the 13- and 39-week periods ended June 29, 2024 and July 1, 2023
(In Thousands, Except per share amounts)

	13 Weeks Ended June 29, 2024	13 Weeks Ended July 1, 2023	39 Weeks Ended June 29, 2024	39 Weeks Ended July 1, 2023

TOTAL REVENUES	$50,396	$51,051	$140,139	$140,393
COSTS AND EXPENSES:
Food and beverage cost of sales	13,304	13,241	37,512	37,472
Payroll expenses	17,479	17,194	49,969	49,027
Occupancy expenses	6,261	6,151	18,368	17,589
Other operating costs and expenses	6,305	6,274	18,233	17,557
General and administrative expenses	2,690	3,495	9,151	9,655
Depreciation and amortization	1,033	1,059	3,181	3,230
Impairment losses on right-of-use and long-lived assets	2,500	—	2,500	—
Total costs and expenses	49,572	47,414	138,914	134,530
OPERATING INCOME (LOSS)	824	3,637	1,225	5,863
OTHER (INCOME) EXPENSE:
Interest expense, net	138	158	448	745
Other income	—	(26)	(26)	(26)
Gain on forgiveness of PPP Loans	—	—	(285)	(272)
Total other (income) expense, net	138	132	137	447
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	686	3,505	1,088	5,416
Provision for income taxes	(213)	173	(202)	306
CONSOLIDATED NET INCOME (LOSS)	899	3,332	1,290	5,110
Net income attributable to non-controlling interests	(259)	(137)	(729)	(674)
NET INCOME (LOSS) ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$640	$3,195	$561	$4,436

NET INCOME (LOSS) ATTRIBUTABLE TO ARK RESTAURANTS CORP. PER COMMON SHARE:
Basic	$0.18	$0.89	$0.16	$1.23
Diluted	$0.18	$0.88	$0.15	$1.22

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,604	3,601	3,604	3,600
Diluted	3,627	3,641	3,628	3,644

EBITDA Reconciliation:
Income (loss) before provision (benefit) for income taxes	$686	$3,505	$1,088	$5,416
Depreciation and amortization	1,033	1,059	3,181	3,230
Interest expense, net	138	158	448	745
EBITDA (a)	$1,857	$4,722	$4,717	$9,391
EBITDA, adjusted:
EBITDA (as defined) (a)	$1,857	$4,722	$4,717	$9,391
Non-cash stock option activity	(723)	78	(578)	237
Impairment losses on right-of-use and long-lived assets	2,500	—	2,500	—
Gain of forgiveness of PPP Loans	—	—	(285)	(272)
Net income attributable to non-controlling interests	(259)	(137)	(729)	(674)
EBITDA, as adjusted	$3,375	$4,663	$5,625	$8,682

(a)EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.
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